                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made by and between PHYSICIANS CLINICAL LABORATORY, INC., a Delaware corporation ("Company"), and RICHARD BROOKS, an individual ("Employee").

                                   Agreements

ARTICLE 1.       TERM OF EMPLOYMENT

         1.01. Employment. Employee shall be employed by the Company as its Senior Vice President and Chief Financial Officer under the terms of this Agreement.

         1.02. Term. This Agreement becomes effective on January 23, 1995, and shall remain in effect until January 22, 2000, unless terminated in accordance with the terms of this Agreement. If the parties determine that it is mutually desirable to negotiate an extension to this Agreement, such negotiations must be completed no later than ninety (90) days prior to the expiration date.

ARTICLE 2.       EMPLOYEE DUTIES AND OBLIGATIONS

         2.01. General Duties. As Senior Vice President and Chief Financial Officer, Employee shall execute the duties and responsibilities customary to that position, including management of the Finance Division of the Company, and shall perform such other services normally connected therewith, subject at all times to policies established by the Company.

         2.02. Devotion to the Company's Business. Employee agrees to devote his full energies, abilities and productive time to the performance of his duties under this Agreement. Employee shall not engage in or provide the same, similar or related services for other persons or entities, or engage in any business activity that would interfere with Employee's performance of duties hereunder, it being understood that in this Agreement shall preclude Employee from devoting reasonable periods of time to serving as a director, trustee or member of any committee or of any organization or business so long as; (a) such organization or business does not engage in competition with the Company; and
(b) the
activity does not materially interfere with the performance of Employee's duties under this Agreement.

         2.03. Maintenance of Automobile and Automobile Insurance. Employee shall maintain both automobile for transportation on Company- related business, and an automobile liability insurance policy covering such automobile. The policy shall provide coverage in amounts equal to or greater than: (a) ONE HUNDRED THOUSAND DOLLARS ($100,000) for bodily injury or death to any one person in one accident; (b) THREE HUNDRED THOUSAND DOLLARS ($300,000) for bodily injury or death in one accident; and (c) FIFTY THOUSAND DOLLARS ($50,000) for property damage in one accident, or such greater coverage as the Company may determine from time to time in its sole discretion.

         2.04. Physical Examination. To facilitate the Company's purchase of life insurance, Employee agrees to submit to physical examinations at the Company's request and at the Company's expense.

ARTICLE 3.       COMPANY OBLIGATIONS

         The Company shall provide Employee with the compensation and business expense reimbursements specified below. The Company shall provide employee with a private office, secretarial assistance, office equipment, supplies and other facilities and services, suitable to employee's position and adequate for the performance of his duties.

ARTICLE 4.       COMPENSATION OF EMPLOYEE

         4.01. Base Salary. The Company shall pay Employee a salary of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000) per year ("based salary"), payable in equal semi-monthly installments and prorated for partial periods in accordance with the Company's proration policy then in effect. The base salary shall be increased yearly to reflect the increase, if nay, in the Consumer Price Index for the Sacramento region. Any other increases in base salary during the term of this Agreement shall be solely and completely within the absolute discretion of the Company.

         4.02. Quarterly Bonus; Determination and Payments. In addition to the base salary, the Company shall pay Employee quarterly bonuses. The quarterly bonuses paid in a fiscal year shall equal five percent (5%) of Employee's annual base salary, and shall be payable to Employee if the following criteria are satisfied:

                 A. Seventy-five percent (75%) of Employee's bonus shall be payable if the Company meets or exceeds the financial projections approved by its Board of Directors for the quarter.

                 B. Twenty-five percent (25%) of Employee's bonus shall be based on the subjective evaluation of Employee's performance by the Company's President and Chief Executive Officer.

         4.03. Performance Bonus. In addition to the base salary and quarterly bonuses, Employee shall be entitled to a one-time-only bonus of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) if the Company collections exceed NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ()$9,500,000) for three successive months, prior to September 1, 1995, and DSO is reduced to eighty-two (82) days on that date.

         4.04. Monthly Automobile Allowance. The Company shall pay Employee an automobile allowance of FIVE HUNDRED DOLLARS ($500) per month. Half of the monthly allowance shall be payable on both of the Company's pay days each month.

         4.05. Sick Leave. The Company shall provide Employee sick leave in accordance with the Company's sick leave policies in effect as of the effective date of this Agreement. These policies may be amended, at any time and from time to time, in the sole and complete discretion of the Company's Board, without regard to the terms of this Agreement and without Employee's consent or agreement.

         4.06. Vacation Leave. The Company shall provide Employee annual vacation time in accordance with the Company's vacation policies in effect for its executives as of the effective date of this Agreement. The Company's current vacation policy provides for five (5) weeks of vacation per year, with a maximum of seven and one-half (7-1/2) weeks of vacation time accrued at any one time. Vacation time may be cashed out upon termination of employment. These policies may be amended, at any time and from time to time, in the sole and complete discretion of the Company's Board, without regard to the terms of this Agreement and without Employee's consent or agreement.

         4.07. Company Plans. So long as Employee is employed by the Company, Employee shall be and shall continue to be a full participate in any and all benefit plans in which executives of the Company can participate, including, without limitation, any retirement, stock option, stock purchase, stock appreciation, group insurance, disability, salary continuation, sick leave or other employee benefits plan, program or arrangement which may be in effect from time to time. Currently, the Company provides its executive with paid dependent health coverage (*except for a monthly administrative charge, which is currently FOURTEEN DOLLARS ($14.00) per month) and a waiver of any waiting period for commencement of healthcare coverage for the executive and his or her dependents. Notwithstanding the foregoing, the terms of this Agreement shall have no effect on any such plan, program or arrangement and the Company may adopt, amend or terminate any such plan, at any time and from time to time, in the Company's sole and complete discretion, without regard to the terms of this Agreement and without Employee's consent or agreement.

         4.08. Relocation Expenses. The Company will reimburse Employee for all costs associated with relocating to Northern California including closing costs and Realtor fees for sale of Employee's present home and for purchase of a new home if the purchase occurs within eighteen (18) months of Employee's employment and moving expenses for the transportation of household goods.

         4.09. Grant of Options. In connection with Employee's employment hereunder, the Company shall grant to employee options to acquire shares of the Company's common stock under the Nonstatutory Stock Option Agreement attached hereto as Exhibit A. The exercise price for stock subject to these options is the current fair market value of the shares on the date of grant.

         4.10. Additional Options. In addition, the Company shall request that the Compensation Committee consider granting, in its discretion, additional options to Employee to purchase Ten Thousand (10,000) shares of the Company upon the sixth-month and twelfth-month anniversaries of the commencement of Employee's employment with the Company.



ARTICLE 5.  REIMBURSEMENT OF EXPENSES

         The Company shall reimburse Employee for those reasonably incurred business expenses which are covered by the Company's expense reimbursement policies in effect on the effective date of this Agreement. These policies may be amended, at any time and from time to time, in the Company's sole and complete discretion, without regard to the terms of this Agreement and without Employee's consent or agreement. Notwithstanding any such amendment, employee shall not retroactively be denied reimbursement for expenses incurred in accordance with the expense reimbursement policies in effect at the time Employee incurred the expenses. The Company shall reimburse Employee for expenses incurred in accordance with this Article 5 within thirty (30) calendar days of submission of receipts or other documents reasonably required by the Company as evidence of such expenses.



ARTICLE 6.  PROPRIETARY INFORMATION AND WORK PRODUCT

         6.01. Proprietary Information. In the course of Employee's relationship with the Company, Employee will have access to and will learn of trade secrets, confidential information, proprietary information and the like owned by the Company or developed and used in the course of the Company's business (collectively, "Proprietary Information"). Employee agrees that, at all times, both during and after the term of this Agreement, employee will keep all Proprietary Information in confidence and trust, and will never directly or indirectly disclose, appropriate or use the Proprietary Information except to the extent necessary to fulfill Employee's performance of his duties under this Agreement.

         6.02. Ownership of Work Product. Employee agreed that any and all intellectual property that Employee develops or produces, either individually or in collaboration with others, in connection with the services provided by Employee under this Agreement, shall be the sole property of the Company. Employee acknowledges that the Company has furnished Employee with a copy of Sections 2870 through 2872 of the California Code, and that Employee has read and understood these statutes.

                                           ____________________________

                                                   (Employee's initials)



ARTICLE 7.  TERMINATION OF EMPLOYMENT

         7.01. Termination For Cause. The Company may terminate employee's employment for cause upon the happening of any of the following events: (a) upon Employee's death; (b) upon Employee's habitual or willful breach of any material provision of this Agreement; (c) if Employee shall fail to perform his responsibilities under this Agreement in a fashion generally consistent with the performance of other chief financial officers at businesses comparable to the Company; (d) upon Employee's commission of a felonious act or an act of dishonesty, theft, embezzlement, fraud or gross misrepresentation; or (e) upon a Change in Control of the Company, as defined in the Separation Agreement attached hereto as Exhibit B.

         7.02. Return of Property. Upon any termination of this Agreement, Employee shall immediately return to the Company all the Company property that Employee may have in his possession or control.

         7.03. Termination Upon Mutual Agreement. The parties to this Agreement may terminate the Agreement upon mutual agreement set forth in writing.

         7.04. Termination By Employee. This Agreement shall terminate at Employee's option and without prejudice to any other remedy to which Employee may be entitled either at law, in equity or under this Agreement, under the following circumstances:

                 a. If the Company (i) files a petition in bankruptcy court or is adjudicated a bankrupt; (ii) institutes or permits to be instituted any procedure in bankruptcy court for reorganization or rearrangement of its financial affairs; (iii) has a receiver of its assets or property appointed because of insolvency; or (iv) makes a general assignment for the benefit of creditors;

                 b. As a result of the Company's having materially changed Employee's compensation, function, duties or responsibilities, without the express written consent of Employee, which change would cause Employee's position with the Company to become of less dignity, responsibilities, importance or scope from the position and attributes that applied to him immediately period to the change; or

                 c. Upon the Company's willful or permanent material breach of its obligations to Employee hereunder.

         Termination shall be effective upon the delivery by Employee to the Company of a Notice of Intended Termination (the "Notice") at least ten (10) days prior to termination by

Employee. The Notice shall state with particularity the basis of such termination The Company shall have ten (10) days after receipt of such Notice to remedy the facts and circumstances underlying the termination. Employee shall make a good faith determination immediately after such ten (10)-day period whether such facts and circumstances have been remedied and shall communicate Employee's determination in writing to the Company.

         7.05. Notice by Company. At the Company's option and without prejudice to any other remedy to which the Company may be entitled either at law, in equity or under this Agreement, the Company may terminate this Agreement for the reasons stated in this Article 7 by giving thirty (30) days' written notice of termination to employee. Such notice period shall be increased by one (1) week for each full year of employee's employment beyond three (3) years of employment, for the duration of the five (5) year term of this Agreement. The notice of termination required under this Article shall specify the grounds for termination. At the request of the Company and in its sole discretion, Employee may be relieved of his duties as Senior Vice President and Chief Financial Officer immediately upon receipt of notice of termination. Notwithstanding the foregoing, Employee shall be entitled to receive all compensation required to be paid under this Agreement during the notice period, until final termination of employment.

         7.06. Payment Upon Termination. In the event of termination of this Agreement for any reason under this Article 7, Employee shall be entitled to (1) all accrued and unpaid salary, bonus and vacation benefits due pursuant to this Agreement (computed pro rata up to and including the date of termination); and (2) an amount equal to all incurred but nonreimbursed expenses reimbursable pursuant to this Agreement. In addition, the Company shall pay for COBRA health coverage for a period of eighteen (18) months from the date of termination, or until Employee secures health insurance coverage through other employment, whichever period is shorter. Employee shall be entitled to no further compensation as of the date of termination.



ARTICLE 8.  MISCELLANEOUS PROVISIONS

         8.01. Arbitration. Any controversy or claim arising out of or relating to this Agreement or & breach of this Agreement shall be settled by binding arbitration in Sacramento County, California, in accordance with the Commercial Arbitration Rules of the

American Arbitration Association or as otherwise mutually agreed. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall bear their own costs and expenses of arbitration; however, the arbitrator(s) may award costs and reasonable attorneys' fees to the prevailing party if it would be equitable to do so.

         8.02. Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

         8.03. Notices. Notices or other communications given under this Agreement must be in writing and must be served personally or transmitted by first class mail, postage prepaid. Notices will be deemed received either at the time of actual receipt or, if mailed as provided above, on the third (3rd) business day after mailing, whichever occurs first. Notices must be directed to the parties at their respective addresses set forth below in the signature blocks to this Agreement or at such other addresses as the parties may indicate by notice.

         8.04. Waiver. Failure to insist upon strict compliance with any provision of this Agreement will not be deemed to be a waiver of such provision or any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

         8.05. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The rights and obligations of Employee are personal and not assignable.

         8.06. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee as it relates to the employment relationship described in this Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings and representations between the parties, whether written or oral. No supplement, modification or amendment of this agreement will be binding unless executed in writing by both the Company and Employee.

         8.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, exclusive of its laws regarding the conflict of laws.

         8.08. Ambiguities. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties.

         8.09. Determination by the Board. Any matter to be determined by the Company's Board shall be binding upon Employee if determined by an appropriate committee of the Board to which such authority has been delegated by the Board.



          Dated: September 8, 1995.

                       COMPANY:

                             PHYSICIANS CLINICAL LABORATORY INC.,
                             a Delaware corporation

                                  /S/NATHAN L. HEADLEY
                             -----------------------------------
                             By: Nathan L. Headley
                                 --------------------------------------
                             Its: President and Chief Financial Officer
                                  -------------------------------------

                             Address: 2495 Natomas Park Drive,
                                      Suite 600
                                      Sacramento, CA 95833


                             EMPLOYEE:


                                     /S/RICHARD M. BROOKS
                                     --------------------------------
                                     RICHARD BROOKS

                                     Address: 4717 Vista Cove Place
                                              Loomis, CA 95650

                                   EXHIBIT A

                                OPTION AGREEMENT

                      1994 NONQUALIFIED STOCK OPTION PLAN
                    OF PHYSICIANS CLINICAL LABORATORY, INC.:
                      NONSTATUTORY STOCK OPTION AGREEMENT


         THIS AGREEMENT is entered into as of January 23, 1995, between PHYSICIANS CLINICAL LABORATORY, INC., a Delaware corporation (the "Company"), and RICHARD M. BROOKS (the "Optionee").

                                    Recitals

         A. The Company's Board of Directors established the Plan on January 13, 1994 in order to provide selected employees and nonemployee directors of the Company with an opportunity to acquire the Stock of the Company.

         B. The Plan was approved by the Company's shareholders on August 23, 1994.

         C. The Plan authorizes the grant of the Option described in this Agreement by the Committee to the Optionee.

         NOW, THEREFORE, it is agreed as follows:

ARTICLE 1.       GRANT OF OPTION.

         1.01. Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase Twenty Thousand (20,000) Shares. The purchase price for each Share shall be Ten and 50/100 Dollars ($10.50). This Option is not intended to be an incentive stock option described in section 421 of the Code.

         1.02. Stock Plan. This Option is wanted pursuant to the Plan, a copy of which the Optionee acknowledges having received, read and understood. The provisions of the Plan are incorporated into this Agreement by this reference.

ARTICLE 2.       NO TRANSFER OR ASSIGNMENT OF OPTION.

         This Option and the rights and privileges conferred hereby shall not be transferred, other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution. This Option may be exercised during the lifetime of the Optionee only by the Optionee, or by the Optionee's guardian or legal representative. The term "transfer" shall include assign, dispose, pledge or hypothecate whether by operation of law or otherwise, or be made subject to sale under execution, attachment or similar process of this Option or any right or interest in this Option. Upon any attempt to transfer this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

ARTICLE 3.       RIGHT TO EXERCISE.

         3.01 Vesting. The Optionee may exercise this Option only to the extent that the Optionee's interest in this Option has vested. Subject to the conditions stated in this Agreement, this Option shall vest in installments as follows:


                                 Number of           Percentage of
    Vesting Period                Shares          Shares Exercisable
- -----------------------         -----------       --------------------
       Date of Grant                     0                    0%
      On January 23, 1996            4,000                   20%
      On January 23, 1997            8,000                   40%
      On January 23, 1998           12,000                   60%
      On January 23, 1999           16,000                   80%
      On January 23, 2000           20.000                  100%
                                    ------                  ----
                    Total           20,000                  100%
                                    ======                  ====


In the case of each vesting period, the number of Shares, if any, previously purchased under this Option shall be deducted from the amount of Shares the Optionee is entitled to acquire.

          3.02. Change of Control. Notwithstanding the vesting schedule set forth in Section 3.01 of this Agreement, from and after a Change of Control, the Optionee shall have the right to exercise this option in whole or in part without regard to the preceding vesting schedule, within thirty (30) days of the occurrence of a Change of Control. This option shall continue to be subject to Section 10.02 of this Agreement in the event of a merger, consolidation or sale of the Company, if the Optionee does not exercise this option.

          3.03. Periods of Nonexercisability. This Section 3.03 shall prevail over any other portion of this Agreement. The Committee shall have the right to designate as many as two (2) periods of time, each of which shall not exceed twelve (12) consecutive months in length, during which this Option shall not be exercisable. The Committee may only make such designation if it determines (in its sole discretion) that such a limitation on exercise could in any way facilitate (i) a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws on any issuance of securities by the Company, (ii) the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or (iii) the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. This limitation on exercise shall not alter the vesting schedule set forth in Section 3.01 or the Change in Control provisions set forth in
Section 3.02 other than to limit the periods during which this Option shall be exercisable. The Optionee shall be notified in writing in advance of any of these designations by the Company.

ARTICLE 4.              EXERCISE PROCEDURES.

          4.01.         Notice of Exercise.

                        A. The Optionee may exercise this Option by giving notice to the Chief Financial Officer of the Company. In the notice, the Optionee shall specify (i) the election to exercise this Option; (ii) the number of Shares to be issued; and (iii) the form of payment for the Shares. The Optionee shall sign the notice. The Optionee shall deliver the notice to the Chief Financial Officer; and, at the time of giving the notice, the Optionee shall make payment in a form permissible under Article 5 for the full amount of the Purchase Price. The notice shall be in the form attached as
Exhibit 4.01.

                        B. A representative of the Optionee may exercise this Option on behalf of the Optionee in accordance with the procedures of Section 4.01A. In addition to the procedures of Section 4.01A, the representative shall provide proof satisfactory to the Company of the representative's authority to act on the Optionee's behalf as a condition of the representative's right to exercise this Option.

          4.02. Issuance of Shares. After receiving a proper notice of exercise and full payment for the Shares, the Company shall issue a certificate or certificates for the shares subject to this Option exercised by the Optionee, registered in the name of the Optionee. If the Optionee specifies in the notice of option exercise, the Company shall issue such certificates in the names of the Optionee and the Optionee's spouse as community property or as joint tenants with right of survivorship. The Company shall deliver any certificates representing the Shares to the Optionee.

ARTICLE 5.              PAYMENT FOR STOCK.

          5.01. General Rule. The Optionee shall pay for the entire Purchase Price in lawful money of the United States or the vested portion of the Optionee's deferred compensation account, if any, at the time when such Shares are purchased. However, the Committee (at its sole discretion) may accept payment in the form described in Section 5.02 below.

          5.02. Surrender of Stock. To the extent that applicable law permits, the Optionee may pay for Shares with Shares owned by the Optionee for more than one (1) year. The Optionee must surrender the Shares to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

ARTICLE 6.              TERM AND EXPIRATION.

          6.01. Basic Term. This Option shall expire on January 22, 2005, unless extended due to a delay as described in Section 3.03 with the delay occurring after January 22, 2003. If a delay in exercising this Option (as described in Section 3.03) occurs after January 22, 2003, the term of this Option shall be extended by one (1) day for each day of such delay occurring after January 22, 2003.

          6.02. Termination of Employment (Except by Death). If the Optionee's Employment terminates for any reason other than death, then this Option shall expire on the earliest of the following occasions:

                        A.          The date determined pursuant to Section
                                    6.01, above;

                        B. The date two hundred seventy (270) days after the termination of the Optionee's Employment for any reason other than Permanent Disability; or

                        C. The second anniversary of the termination of the Optionee's Employment by reason of Permanent Disability.

                        The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable before the Optionee's Employment terminated or became exercisable as a result of the termination. The balance of this Option shall lapse when the Optionee's Employment terminates. If the Optionee dies after the termination of the Optionee's Employment but before the expiration of this Option, all or part of this Option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that this Option had become exercisable before the Optionee's employment terminated or became exercisable as a result of the termination.

          6.03. Leaves of Absence. For purposes of this Article 6, Employment of the Optionee shall be deemed to continue during any period when the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee, in its sole discretion).

          6.04. Death of Optionee. If the Optionee dies during the Optionee's Employment, then this Option shall expire on the earlier of the following dates:

                        A. The expiration date determined pursuant to Section 6.01, above; or

                        B. The date twenty-four (24) months after the Optionee's death.

                        All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that this Option had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of this Option shall lapse when the Optionee dies.

ARTICLE 7.  LEGALITY OF INITIAL ISSUANCE.

          Shares shall be issued upon the exercise of this Option only if the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

ARTICLE 8.              NO REGISTRATION RIGHTS.

          The Company may, but shall not be obligated to, register or qualify the resale by the Optionee of Shares issued under this Option, under the Securities Act or any applicable law. The Company shall not be obligated to take any affirmative action in order to cause a resale of such Shares to comply with any law.

ARTICLE 9.              RESTRICTIONS ON TRANSFER OF SHARES.

          9.01. Restrictions. The Committee may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Committee and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company's underwriters.

          9.02. Administration. Any determination by the Committee and its counsel in connection with any of the matters set forth in this Article 9 shall be conclusive and binding on the Optionee and all other persons.

ARTICLE 10.             ADJUSTMENT OF SHARES.

          10.01. General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make all appropriate adjustments in one or more of (i) the number of Shares available for future grants under Article 3; (ii) the number of Shares covered by each outstanding Option; or (iii) the Exercise Price under each outstanding Option.

          10.02. Merger; Consolidation; Sale. If the Company is a party to a merger or consolidation and the Company is not the surviving corporation or if there is a sale of all or substantially all of the Company's assets other than a sale or transfer to a Subsidiary, this Option shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide as determined by the Board of Directors (i) for the assumption of this Option by the surviving corporation or its parent; (ii) for the continuation of this Option by the Company, if the Company is the surviving corporation; (iii) for payment for a cash settlement equal to (a) the difference between the amount to be paid for one (1) Share under such agreement and the Exercise Price multiplied (b) by the number of Shares subject to the Option, vested or unvested, or both, as determined by the Company; or (iv) for the acceleration of the vesting of this Option, followed by the cancellation of this Option if not exercised, in all other cases other than clause (iii) without the Optionee's consent. (The Optionee's consent shall be required for a cash settlement.) A cancellation shall not occur earlier than thirty (30) days after such accelerated purchase right is effective and the Optionee has been notified of such accelerated purchase right. If this Option has been outstanding for less than six (6) months and one (1) day, a cancellation need not be preceded by the granting of the accelerated purchase right. Upon a Change of Control, the terms of this section are applicable only if the Optionee chooses not to exercise this Option in full pursuant to Section 3.02, and shall be applicable only to that portion of this Option remaining after any partial exercise of this Option under
Section 3.02 or an election not to exercise under Section 3.02.

          10.03.        Reservation of Rights.  Except as provided in this
Article 10, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class; (ii) the payment of any dividend; or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11.  MISCELLANEOUS PROVISIONS.

          11.01. Withholding Taxes. If the Committee determines that the Company is subject to federal, state or local or foreign withholding obligations as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Committee to enable the Company to satisfy all withholding requirements.

          11.02. Rights as a Stockholder. The Optionee, or a transferee of the Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until the date of the issuance of the stock certificate for such Shares. No adjustments shall be made, except at provided in Article 10.

          11.03. No Employment Rights. No provision of the Plan, nor any provision in this Agreement, nor any other action taken pursuant to the Plan shall be construed to give the Optionee a right to continue the Optionee's Employment with the Company or any of its Subsidiaries for any period of time. Subject to any written agreement between the Company or any of its Subsidiaries and the Optionee providing to the contrary, the Company or any of its Subsidiaries reserves the right to terminate the Optionee's Employment at any time and for any reason.

          11.04. Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or two (2) days after the date of deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party to this Agreement.

          11.05. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. The terms of the Plan shall govern to the extent that there is any conflict between the terms of the Plan and the terms of this Agreement.

          11.06. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (exclusive of its laws regarding the conflict of laws), as such laws are applied to contracts entered into and performed in such state. The state courts of California shall have exclusive jurisdiction over any judicial proceeding relating to any dispute arising out of the interpretations performance or breach of this Agreement.

ARTICLE 12.  DEFINITIONS.

          12.01.  Agreement.  Shall mean this Nonstatutory Stock Option
Agreement.

          12.02. Board of Directors. Shall mean the Board of Directors of the Company, as constituted from time to time.

          12.03. Change of Control. Shall mean the occurrence of any of the following events:

                        A. Any time any Person, other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan or stock ownership plan of the Company or any Subsidiary, (d) the Current Control Group, or (e) any successor to the Current Control Group, files a Schedule 13D or 14D-1 under the Exchange Act disclosing that the Person has become the beneficial owner of fifty percent (50%) or more of the Company's Voting Stock;

                        B. Any time the Company is a party to a merger or consolidation where the holders of the Company's Voting Stock Immediately prior to the merger or consolidation have less than a majority of the Voting Stock, directly or indirectly, of the surviving corporation immediately after the merger or consolidation;

                        C. Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; and

                        D. The stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

          12.04. Code. Shall mean the Internal Revenue Code of 1986, as amended.

          12.05. Committee. Shall mean the committee of the members of the Board of Directors, as described in Section 3.01 of the Plan.

          12.06. Current Control Group. Shall mean the Company, any Subsidiary, Sutter Ambulatory Care Corporation ("SACC"), Mercy Healthcare Sacramento ("Mercy"), Methodist Hospital of Sacramento ("Methodist"), or any successor to any of SACC, Mercy or Methodist by merger, sale or transfer of substantially all assets or similar transaction. Current Control Group shall also include any person to whom any of the members of the Current Control Group transfer their shares of the Company's Voting Stock if the person is as follows:

                        A. With respect to SACC: (i) any nonprofit corporation whose sole corporate member is Sutter Health or SACC; or (ii) Sutter Health;

                        B. With respect to Mercy: (i) any nonprofit corporation whose sole corporate member is Mercy or Catholic Healthcare West; or (ii) Catholic Healthcare West; and

                        C. With respect to Methodist: (i) any nonprofit corporation whose sole corporate member is (x) Methodist, (y) Mercy or (z) Catholic Healthcare West; or (ii) Catholic

Healthcare West; provided, however, that Methodist has not undergone a change of control as defined in the Amended and Restated Voting Agreement among SACC, Mercy and Methodist.

          12.07. Date of Grant. Shall mean the date as of which this Agreement is entered into.

          12.08. Employment. Shall mean employment by the Company or a Subsidiary.

          12.09. Exchange Act. Shall mean the Securities Exchange Act of 1934, as amended.

          12.10         Exercise Price.  Shall mean the amount for which one
(1) Share may be purchased upon exercise of this Option, as specified in
Section 1.01.

          12.11. Fair Market Value. Shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          12.12. Option. Shall mean a nonstatutory stock option granted under the Plan and entitling the Optionee to purchase any Shares.

          12.13. Permanent Disability. Shall mean that the Optionee is unable to substantially perform the Optionee's duties to the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than eighteen (18) months.

          12.14. Person. Shall mean any person as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          12.15. Plan. Shall mean the 1994 Nonqualified Stock Option Plan of Physicians Clinical Laboratory, Inc., as in effect of the Date of Grant.

          12.16. Purchase Price. Shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

          12.17. Securities Act. Shall mean the Securities Act of 1933, as amended.

          12.18. Share. Shall mean one (1) Share of Stock, as adjusted in accordance with Article 10 (if applicable).

          12.19.        Stock.  Shall mean the common stock of the Company.

          12.20. Subsidiary. Shall mean any corporation, if the Company or one or more other Subsidiaries own, individually or collectively, not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A Corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          12.20. Voting Stock. Shall mean the capital stock of the Company having the power to vote in the election of directors under ordinary circumstances.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Optionee has personally executed this Agreement.


                OPTIONEE



                               -------------------------------
                               RICHARD M. BROOKS

                               Optionee's Address:

                               4717 Vista Cove Place
                               Loomis, CA 95650

                COMPANY

                               PHYSICIANS CLINICAL
                               LABORATORY, INC., a Delaware
                               corporation



                               By:
                                  ----------------------------
                               Its:
                                    --------------------------


                               Company's Address:

                               2495 Natomas Park Drive,
                               Suite 600
                               Sacramento, CA 95833